Report of Independent Registered Public Accounting Firm


Board of Trustees and Shareholders of Wells Fargo Utilities and High Income Fund:


We have audited the accompanying statement of assets and liabilities, including the summary portfolio of investments, of the Wells Fargo Utilities and High Income Fund
(formerly known as Wells Fargo Advantage Utilities and High Income Fund) (the Fund), as of August 31, 2016, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2016, by correspondence with the custodian and brokers, or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Wells Fargo Utilities and High Income Fund as of August 31, 2016, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

Boston, Massachusetts
October 24, 2016